SPECTRA, INC. AND 3D SYSTEMS, INC.
                    LICENSE, DEVELOPMENT, AND OEM AGREEMENT

(Portions have been omitted and filed separately with the Commission in accordance with Rule 406 of the Securities Act of 1933, as amended, and the Registrant's request for confidential treatment.)

THIS Agreement (the "Agreement") is made as of this 31st day of March 1995 (the "Effective Date"), by and between Spectra, Inc. ("Spectra"), a corporation organized and existing under the laws of Delaware, with its principal offices at 68 C Etna Road, Hanover, New Hampshire 03755, and 3D Systems, Inc. ("Customer"), a corporation organized and existing under the laws of California, with its principal offices at 26081 Avenue Hall, Valencia CA 91355, Spectra and Customer being hereinafter referred to singly as a "Party" or collectively as the "Parties".

WHEREAS, Spectra develops and acquires patented technology in the field of hot melt ink jet printing and manufactures components and supplies for various printing applications;

WHEREAS, Customer develops and manufactures technologies and products in the field of Rapid Prototyping equipment, systems and materials and provides services related thereto:

WHEREAS, Spectra and Customer wish to work together to design and develop certain hot melt ink jet products with applications in the field of Rapid Prototyping;

WHEREAS, Customer has studied the technical feasibility of hot melt ink jet technology for application to Rapid Prototyping;

WHEREAS, the Parties now wish to commence development work with respect to such hot melt ink jet products according to the specific terms and conditions hereof:

NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises contained herein, the Parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings hereinafter set forth:

     1.1. "Affiliate" shall mean any corporation or other business entity controlled by, controlling or under common control with a Party hereunder. For this purpose "control" shall mean direct or indirect beneficial ownership of at least a fifty percent (50%) interest in the income or stock of such corporation or other business or the right to elect or appoint a majority of directors (or any other body with similar authority) of such corporation or other business.

     1.2. "Ancillary Hardware" means any hardware, other than Printheads, that is part of a Print Engine, including but not limited to Build Material reservoirs, pressure regulators, head drive electronics, Build Material supply tubing, etc.

     1.3 "Build Material" shall mean phase change inks which are used in printing and from which objects are made and/or supported during construction, by jetting such material from a Printhead, as specified more fully in the Specifications.

     1.4. "Confidential Information" of a Party means any and all information of such Party and such Party's affiliates that is not generally known by others with whom it competes or does business, or with whom

                                      CONFIDENTIAL
          it plans to compete or do business, and any and all information, which, if disclosed, would assist in competition against that Party or any of its Affiliates or the disclosure of which would otherwise be adverse to the interests of that Party or any of its Affiliates; provided, however, that in order to be Confidential Information such information must be identified as "Confidential Information" in writing at the time of disclosure or, if initially disclosed orally, within thirty (30) days following the end of the month in which initial oral disclosure occurs. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing, sales, purchasing and financial activities of each Party and its Affiliates, (ii) any inventions, discoveries, developments, methods, processes, compositions, works or concepts conceived, made, created, developed or reduced to practice by either Party or its Affiliates that have not yet been published or publicly disclosed by that Party or affiliates, (iii) the costs, sources of supply, financial performance and strategic plans of each Party and its Affiliates, (iv) the identity and special needs of the customers, if any, of each Party and its Affiliates, and (v) the people and organizations with whom each Party and its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that either Party or any of its Affiliates has received belonging to others or which was received by such Party or any of its Affiliates with any understanding that it would not be disclosed.

     1.5. "Control Electronics" shall mean the electronics which control the functions of the ink jet system including but not limited to Printheads, Build Materials supply and ink jet system maintenance.

     1.6. "Customer Base Technology" shall mean any Technology developed or acquired by Customer prior to October 3, 1994, whether patented or unpatented, relating to hot melt ink jet printing, including any know-how for practicing such inventions or such Technologies.

     1.7. "Customer Market" shall mean the market for Rapid Prototyping and such other markets as the Parties may agree to in writing in the future.

     1.8. "Customer Patents" shall mean all United States and foreign patents embodying Customer Technology and owned by or licensed to Customer, together with any divisions, continuations or continuations-in-part thereof.

     1.9. "Customer Program Technology" shall mean any Technology developed or acquired by Customer under the Development Program and related to hot melt ink jet printing, whether patented or unpatented, including any know-how for practicing such Technology.

     1.10. "Customer Technology" shall refer collectively to the Customer Base Technology and the Customer Program Technology.

     1.11. "Development Period" shall mean the period that commences on October 3, 1994 and terminates upon completion or termination of the Development Program.

     1.12. "Development Program" shall mean (i) phase 1: the development activities as described in the then current Schedule 2, which shall include, among other things, the Specifications, together with a detailed statement of the scope of the Work to be conducted by Spectra that shall include a detailed schedule of deliverables, including milestones for such Work, and the payment schedule ("Payment Schedule") pursuant to which Customer shall be obligated to pay certain development fees with respect to the Development Program, (ii) phase 2: ongoing development of Build Material during the Term hereof by both Parties, who shall cooperate with each other in such development, at their own expense and (iii) development by either party under this agreement which is undertaken specifically for Rapid Prototyping Products which embody Spectra Printheads.

     1.13. "Hardware" means Print Engines, Printheads and Ancillary Hardware supplied by Spectra to Customer.

     1.14. "Ink Jet Printing" shall mean all uses of or applications for jetting technology other than Rapid Prototyping.

     1.15. "Joint Developments" shall mean any Technology jointly developed by the Parties under the Development Program, but shall in no case include any Program Technology.

     1.16. "Print Engine" shall mean an electro-mechanical device built by or for Customer incorporating a Printhead, a Transport and Control Electronics, but excluding the image processor.

     1.17. "Printhead" shall mean configurations of drop-on-demand ink jets, including piezo electric arrays, Build Material reservoir and driver electronics, as more specifically defined in the Specifications.

     1.18. "Printhead Assembly" shall mean a kit assembly containing at least one Printhead.

     1.19. "Program Technology" shall refer collectively to Customer Program Technology, and Spectra Program Technology.

     1.20. "Purchase Order" means any purchase order that Customer issues to order Spectra Products from Spectra in accordance with this Agreement.

     1.21. "Purchase Year" shall mean a twelve month period beginning on April 1, of each year and ending on March 31 of the following year, except that the first Purchase Year shall begin on the date hereof and end on March 31, 1996.

     1.22. "Rapid Prototyping" shall mean fabrication of free-standing three-dimensional objects layer by layer.

     1.23. "Rapid Prototyping Products" shall mean Rapid Prototyping equipment, systems, supplies, and software.

     1.24. "Specifications" shall mean the functional and performance specifications with respect to the Printhead and Build Material as set forth in the Development Program attached as Schedule 1 hereto, together with all revisions and modified versions thereof, including any modified Specifications.

     1.25. "Spectra Patents" shall mean any United States or foreign patent applications included in any Spectra Technology, together with any divisions, continuations, or continuations-in-part thereof, patents issuing thereon and reissues thereof, excluding any of such patents or applications licensed to Spectra from CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     1.26. "Spectra Products" shall mean Hardware and Build Materials supplied by Spectra to Customer.

     1.27. "Spectra Program Technology" shall mean any Technology developed or acquired by Spectra under the Development Program, whether patented or unpatented, including any know-how for practicing such Technology, and excluding any Technology which is specifically related to Printheads or to Build Materials (except to the extent that such Technology relates to the use of Printheads and/or Build Materials in ink jet printing).

     1.28. "Spectra Technology" shall refer collectively to the Spectra System Technology and the Spectra Program Technology.

     1.29. "System Technology" shall mean Technology for Transports and Control Electronics and specifically excluding any Technology which is specially related to Printheads or to Build Materials (except to the extent that such Technology relates to the use of Printheads and/or Build Materials in ink jet printing) which Spectra now or hereafter owns or has the right to license or sublicense excluding Technology licensed to Spectra by CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Patents of others which Spectra has the right to sublicense (or grant immunity from suit) as of the date of this Agreement include patents owned by third parties excluding CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION to the extent that Spectra has the right to grant sublicenses or grant immunity from suit under such patents.

     1.30. "Technology" shall mean information of any type, including without limitation inventions, patents, copyrights, trade secrets, know-how, specifications, software, simulations, test results, drawings, designs, material formulations and manufacturing processes.

     1.31. "Transport" shall mean an electro-mechanical device including Printhead mounting, ink or Build Material supply and motion hardware.

     1.32. "Work" shall mean the work to be performed by Spectra, with the cooperation of the Customer, during the term hereof.

2.   DEVELOPMENT PROGRAM.

     2.1. During the Development Period, Spectra shall use all reasonable commercial efforts to develop Build Materials (jointly with Customer). To the extent requested by Customer, Spectra will make changes to its Printheads and/or related equipment to adapt same for Rapid Prototyping given that all such requests are subject to Spectra's approval and funding will be negotiated in advance of any work by Spectra. The Development Program shall be conducted at Spectra's facilities in Hanover, New Hampshire; provided, however, that Spectra personnel may from time to time meet with Customer as mutually agreed upon by the Parties pursuant hereto. The parties shall consult on an on-going, hands-on basis with respect to all critical aspects of the Development Program including, without limitation, making revisions, amendments and/or improvements to the Specifications and the Development Program as may be reasonably required from time to time.

     2.2. BUILD MATERIAL.
          --------------

          2.2.1. During the Development Period, the Parties will cooperate in developing Build Materials that are compatible with the Print Engine. The goal is to develop Build Materials which maximize the demand for and use of Customer's Rapid Prototyping Products which incorporate Spectra Technology. Accordingly, Customer shall have the primary responsibility to propose formulations for and prepare new Build Materials, and will provide samples thereof to Spectra for testing with Printheads hereunder.

          2.2.2. Customer shall provide samples of Build Materials to Spectra in mutually agreed amounts of such material. Customer shall seek, on a reasonable efforts basis, to formulate Build Materials which are generally not hazardous. Customer will list the components of each sample and the desired characteristics of the end products to be built using such Build Materials. If any proposed Build Material has, or reasonably should be expected to have, ratings under the National Fire Protection Association's scales of greater than (I) "1" for Health,
                    (ii) "2" for Flammability, (iii) "1" for Reactivity.  or
                    (iv) any special ratings (e.g., reacts with water, is an oxidizer, etc.), Customer shall provide Spectra, in advance, to the extent available, with any and all data in Customer's possession relevant to properties of the Build Material so that Spectra may make a good faith determination if it can and is willing to accept and handle such Build Materials.

          2.2.3. Spectra shall exclusively use such samples for testing under this Agreement and, if requested by Customer, shall not attempt to chemically or otherwise analyze the composition thereof unless Spectra is required to do so for safety or disposal reasons. Spectra shall not make any of the samples or the formulations available to any third party without Customer's express prior written authorization. The samples and all information with regard thereto shall be governed by the confidentiality provisions of Section 12 hereof. Spectra and Customer shall each appoint a coordinator to routinely discuss testing and handling of Build Materials. Prior to offering Build Materials for sale commercially, Customer shall, at its own expense, obtain any safety tests which the Customer deems appropriate for the intended use. Spectra is not responsible for the safety and health of Build Materials shipped to customers of Customer.

          2.2.4. Spectra agrees to provide good faith efforts in codevelopment of Build Materials. In the first two years of this Agreement, Spectra's obligation relative to codevelopment of Build Materials shall be to dedicate at least CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION personyears of effort (wherein a personyear is defined as one person working nominally forty hours per week for one calendar year along with supplies and equipment necessary to support that person's work) per calendar year. Each personyear of effort may be comprised by the partial time commitment of several individuals of professional and technical caliber including chemists, engineers, and technicians, but not including ancillary efforts such as secretarial and clerical. In the third and subsequent years of this agreement, Spectra's obligation will be negotiated in good faith between Spectra and Customer, but in no event shall fall below CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION personyears unless Spectra's total revenue from Build Materials under this Agreement was below CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION in the previous year.

          2.2.5. Except as otherwise agreed in writing, each Party shall bear its own expenses with respect to their activities under Sections 2.1 and 2.2.

     2.3. DEVELOPMENT FEES. In consideration of Spectra's performing the Work under phase 1 of the Development Program, Customer shall pay Spectra certain development fees (the "Development Fees") in the amounts set forth in the Payment Schedule included on Schedule 2 hereof, and upon Customer's acceptance of Deliverables set forth therein. Such acceptance will not be unreasonably withheld.

     2.4. ENGINEERING MODIFICATIONS TO PRINTHEADS AND RELATED EQUIPMENT may be requested of Spectra by Customer from time to time during the Development Program in order to provide increased functionality for Rapid Prototyping, in which event the Parties shall negotiate in good faith payment, completion, and other terms. Rights with respect to resulting Technology shall be governed by Section 5.

3.   DELIVERABLES AND DELIVERY.
     -------------------------
     Spectra agrees to use all commercially reasonably efforts to deliver to Customer the deliverables set forth in Schedule 2 hereto (the "Deliverables"). Spectra shall deliver such Deliverables F.O.B. Spectra's Hanover, New Hampshire facilities.

4.   EXCHANGE OF LICENSE AND OTHER RIGHTS BY SPECTRA AND CUSTOMER.
     ------------------------------------------------------------

     4.1. LICENSE OF PROGRAM TECHNOLOGY.  Subject to the terms hereof:
          -----------------------------
          4.1.1. Spectra hereby grants to Customer, the worldwide, exclusive, paid-up, right and license for the field of Rapid Prototyping under the Spectra Program Technology and Joint Developments, and

          4.1.2. Customer hereby grants to Spectra the worldwide, exclusive, paid-up, right and license under the Customer Program Technology and Joint Developments for the field of Ink Jet Printing.

     4.2. LICENSE OF SYSTEM TECHNOLOGY.
          ----------------------------
          Subject to the terms hereof, Customer is granted a worldwide, exclusive right and license, with a right to sublicense under the Spectra System Technology to make or contract to have made, use, lease, sell, import or export Rapid Prototyping Products incorporating Spectra supplied Printheads (and/or Printheads manufactured under the back-up manufactured rights as specified in
          Section 6.2.5).

     4.3. SUBLICENSE AND IMMUNITY UNDER THIRD PARTY RIGHTS
          ------------------------------------------------
          Subject to full payment of royalties and fees defined in 4.4, Spectra hereby grants an immunity from suit under the patents set forth in
          Schedule 4 and represents and warrants that CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION and CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION will not assert against Customer any of their respective patents that are licensed to Spectra, in each case only with regard to any Rapid Prototyping Products made by or for Customer which incorporate Spectra supplied Printheads. Promptly following the execution of this Agreement, Spectra shall compile a list of such patents that is as complete as reasonably possible, based upon information known and reasonably available to Spectra, and deliver a copy of such list to Customer (which shall be appended hereto as Schedule 4).

     4.4. Section 4.3 is subject to the following terms and conditions:

          4.4.1. The obligation to pay royalties CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, their manufacture or their use in Rapid Prototyping Products.

          4.4.2. Customer must make the following payments of one-time fees (if applicable) and running royalties as follows:

               4.4.2.1. Subject to Sections 4.4.2.4, one-time fees are payable when Printhead purchases and binding commitments to purchase by Customer from Spectra first fall within the following levels in a twelve month period ending each March 31:

                         VOLUME                    ONE-TIME FEES
                         ------                   -------------

                         CONFIDENTIAL             CONFIDENTIAL
                         INFORMATION              INFORMATION
                         OMITTED AND              OMITTED AND FILED
                         FILED SEPARATELY         SEPARATELY WITH
                         WITH THE                 THE SECURITIES
                         SECURITIES AND           AND EXCHANGE
                         EXCHANGE                 COMMISSION
                         COMMISSION

                    4.4.2.1.1. These fees relate to all Customer products incorporating Spectra Printheads. The cumulative total payment paid under Section

                                   4.4.2.1 by Customer shall not exceed
                                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION during the lifetime of this
                                   Agreement (including any extensions,
                                   renewals, or replacements thereof).

               4.4.2.2. Subject to Section 4.4.2.4, running royalties of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of Customer's net selling price of Print Engines to dealers are due and payable 30 days after each calendar quarter for sales by Customer during said calendar quarter of Rapid Prototyping equipment and systems incorporating Spectra supplied Printheads, or CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of the selling price of Customer OEM Print Engines exclusive of power supplies and covers.

               4.4.2.3. Customer will provide Spectra with a written report, no later than thirty (30) days following the end of each calendar quarter, describing for such calendar quarter the number and type of Customer Product sold, leased or otherwise disposed of, together with a detailed royalty calculation sufficient to establish a statement of royalties due under Spectra's agreements with parties identified in Section 4.3. Customer will pay any royalties due together with such report.

               4.4.2.4. When Customer purchases Print Engines from Spectra for resale into Customer's Markets, Customer shall not be required to pay fees or royalties in respect thereof under Sections 4.4.2.1 and 4.4.2.2.

          4.4.3. Customer's obligations to pay royalties or fees to Spectra shall terminate at the same time that Spectra's obligations to make such payments to its licensor terminates. In the event of a reduction in such royalties or fees, Customer's royalties or fees shall be reduced accordingly.

     4.5. Limitations:

          4.5.1.1. The grant of immunity from suit under Section 4.3 is only for Customer products which incorporate Spectra supplied Printheads and is subject to full payment by Customer of royalties and fees as set forth in Section 4.4.2.

          4.5.1.2. Customer may not resell Printheads purchased from Spectra except as incorporated into and as spares for its own Rapid Prototyping Products.

          4.5.1.3. In the event Spectra has evidence of a market opportunity for a Rapid Prototyping Product in which the build envelope is larger, in all axes, than CONFIDENTIAL INFORMATION

                    OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("Oversized RPP") at any time after two
                    (2) years following the date of execution of this Agreement, Spectra may give written notice thereof to Customer CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. If Customer accepts the adequacy of such evidence, Customer agrees that, unless it offers to sell an Oversized RPP within two (2) years after its acceptance of such notice, notwithstanding the exclusive grants made by Spectra to Customer in Section 4.2, Spectra shall have the right to supply Oversized RPP components (for use only in Oversized
                    RPPs) to third parties on a non-exclusive basis (but, Customer does not hereby grant or waive any of its rights or licenses as a result of such acceptance except as specifically set forth hereinabove). If Customer rejects the adequacy of such evidence, it agrees, upon request of Spectra to submit the question of adequacy to arbitration in accordance with Section 11 hereof. Customer agrees to accept or reject within sixty (60) days of receipt of notice from Spectra, the adequacy of such notice by written response, and shall specify the basis for rejection. Notwithstanding the foregoing, Spectra shall not have the right to grant to a third party any rights to Program Technology in the field of Rapid Prototyping.

5.   INFRINGEMENT

     5.1. Spectra shall promptly investigate and defend at its expense all claims that the manufacture, use, maintenance, sale or other disposition of any Spectra Product infringes, induces the infringement of, or otherwise violates any patent, copyright, mask work, trademark, trade secret, or proprietary or other information of any third party, and Spectra shall pay and discharge all judgments or decrees against Customer which result from those claims. Spectra may, with Customer's consent (which Customer shall not unreasonably withhold), settle any such claim on terms of Spectra's choosing, if those terms do not conflict with this Agreement; provided, however, that Spectra shall not be obligated under this Section to the extent
          (i) Customer fails to give Spectra prompt notice of the claim, appropriate authority to settle or defend it, or the information and assistance necessary to conduct the defense, or (ii) the claims of infringement arise from or are based upon (A) Customer's or any third party's enhancements, modifications, alteration or implementation of a Spectra Product, or (B) the combination of a Spectra Product with any device Spectra did not directly furnish to Customer.

     5.2. Spectra represents that it has disclosed to Customer any patents relative to Ink Jet Rapid Prototyping of which it has knowledge as of the date hereof. However, Spectra's obligations under this Section 5 do not extend to claims concerning the use of Spectra Products in Rapid Prototyping.

     5.3. If (i) a court, agency, or arbitrator having jurisdiction holds that, or Spectra agrees in writing (which it shall not do without Customer's express written consent) with any third party that, any Spectra Product infringes a patent, copyright, mask work, or trademark or involves an unlawful use of a third party's proprietary, or other information, (ii) an injunction issues against Customer's manufacturing, use, or marketing of a Spectra Product, or (iii) in Spectra's opinion that Spectra Product is likely to become the subject of an infringement claim, then Spectra shall at its expense use reasonable best efforts to: (x) obtain for Customer rights sufficient in scope to allow Customer to continue to make, have made, use, sell, and market that Spectra Product, or (y) replace or modify that Spectra Product so that it becomes noninfringing.

     5.4. Spectra shall not be liable under this Section 5 for any claim, and Customer's rights under this Section 5 shall not attach to a claim, to the extent that claim is based on information, devices, or processes furnished by someone other than Spectra.

6.   OEM SUPPLY TERMS AND CONDITIONS.

     6.1. FORECASTS; PURCHASE ORDER

          6.1.1. Customer will order Spectra Products through the issuance of purchase orders at least ninety (90) days in advance of the requested delivery dates. All preprinted terms and conditions on purchase orders are superseded entirely by the terms and conditions of this Agreement. Each purchase order will adequately identify the Spectra Product ordered by use of Spectra's product code set forth the requested quantity, and specify the requested delivery method and date. Purchase orders must be in writing and may be sent via facsimile to Spectra's then current facsimile number.

          6.1.2. Upon receipt of any purchase order submitted in accordance with this Agreement, Spectra will either: (i) accept the order, which will establish the delivery date; or (ii) within five (5) days after receipt of the Purchase Order notify Customer of Spectra's inability to deliver Spectra Product at the time or times requested. In the event such notice is not given within five (5) days, such Purchase Order shall be deemed accepted.

          6.1.3. Spectra Products will be delivered to Customer in packaging reasonably acceptable to Customer, given shipment, warehousing and storage requirements. (Customer will advise Spectra in writing of any special packing requirements at the time of placing an order.) Delivery will be made FOB Spectra's manufacturing, warehousing or transshipment facility, freight proposed by Spectra {and invoiced later to Customer).

          6.1.4. Customer will provide Spectra with a non-binding, rolling six (6) month forecast of Spectra Product requirements, PROVIDED, HOWEVER, that orders are noncancellable and non-deferrable beginning ninety (90) days prior to scheduled delivery date unless mutually agreed upon. In general, Spectra requires up to six (6) months advance notice to add significant additional manufacturing capacity, and may not be able to meet orders as a result of changes in or requirements in excess of those set forth in six-month rolling forecasts.

          6.1.5. In the last quarter of each calendar year, Customer will provide to Spectra a non-binding twelve month forecast for the following calendar year.

          6.1.6. Blanket/Annual Orders and Order Rescheduling: Although not required to do so under this Agreement, Customer may place Purchase Order covering periods of up to one year in order to obtain quantity pricing in accordance with Schedule 3. Customer may reschedule or modify such orders as follows:


                         Requested Notice Prior   Maximum Amount of
                              to Delivery         Change Allowed:
                         ----------------------   -----------------
                              90 days             No changes, unless
                                                  mutually agreed

                              91-180 days              = 25%

                              180+ days           Unlimited, subject to
                                                  mutual agreement on
                                                  capacity increases

     6.2. HARDWARE PRICES AND TERMS

          6.2.1.    Customer shall pay Spectra the amounts specified in
                    Schedule 3, subject to the terms and provisions thereof, for each Spectra Hardware Product which Customer orders from Spectra under Section 6.1.

          6.2.2. Customer will pay Spectra for each Spectra Hardware Product as follows: (i) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION no later than sixty (60) days prior to the requested delivery date and (ii) the balance within thirty (30) days after deliver by Spectra. All past due amounts shall accrue delinquency charges at the rate of one percent (1%) per month.

          6.2.3. Spectra agrees to maintain an emergency stock of Printheads equivalent to five percent (5%) of the average monthly shipment level over the previous quarter of Printheads up to a maximum of five (5) for immediate shipment to Customer upon request.

          6.2.4. Spectra agrees to supply Customer with available documentation on Hardware upon request.

          6.2.5. CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          6.2.6. CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     6.3. HARDWARE WARRANTIES AND REPAIRS

          6.3.1.    Spectra warrants to Customer that:

               6.3.1.1. Each Spectra Product shall conform to the Specifications and be free from defects in materials and workmanship for 180 days after (i) title to that Spectra product passes to Customer under this Agreement or (ii) Customer sells or delivers the Spectra Product but in no case longer than 270 days;

               6.3.1.2. Each Spectra Hardware Product shall comply with all applicable federal, state, and other governmental safety regulations in effect at the time of manufacture.

               6.3.1.3. Each Spectra Hardware Product shall comply with the applicable rules and regulations of agencies defined in the Specifications.

              THE WARRANTIES IN SECTION 6.3 ARE IN LIEU OF ALL OTHER
             SPECTRA HARDWARE PRODUCT WARRANTIES, EXPRESS OR IMPLIED,
              INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF
                MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          6.3.2. If, within the 180 day period specified in Section 6.3, a Spectra Hardware Product does not comply with any warranty in Section 6.3 and Customer notifies Spectra of such noncompliance prior to 15 days after the end of such period, Customer may ship such product back to Spectra at Customer's expense. Spectra shall at its option promptly repair or replace that Spectra Product. Spectra shall pay the costs of any such repair or replacement, including transportation costs incurred returning repaired or replaced products to Customer unless the Spectra product is defective due to Customer's or any third party's damage, misuse, abuse, or failure to use Build Material equivalent to the Spectra Build Material, in which case Customer shall pay all costs of repair or replacement. Customer must mark each package it returns to Spectra under this Section 6.3 with a Returned Materials Authorization ("RMA") number, which Spectra shall furnish to Customer on request, and shall include with each returned Spectra Product a writing which specifies the reasons why Customer rejected that Spectra Hardware Product.

          6.3.3. Non-Warranty Hardware Repairs. Whenever practical, Spectra will provide depot repair services on Hardware for repairs not covered by the foregoing warranty. Upon authorized return to Spectra's designated facility under an RMA, Spectra shall repair Hardware at Customer's expense, on a time and materials basis, at Spectra's then current prices for parts and rates for service. In cases where Hardware cannot be successfully repaired, Customer, at its option, may either replace the returned Hardware by purchasing a new unit from Spectra at then current prices or reimburse Spectra for its valid repair efforts and costs on the returned unit. Repairs are warranted by Spectra for the remainder of the original warranty period or ninety (90) days, whichever is longer.

          6.3.4. On Call Support: Customer may call on Spectra's technical experts in connection with Spectra Hardware.

     6.4. Build Material

          6.4.1. Customer will purchase and pay for its total requirements of Build Material from Spectra as follows:

          6.4.2.    Determination of Purchase Price.

               6.4.2.1. Spectra to quote multiple suppliers chosen with mutual consent of both parties.

               6.4.2.2. Supplier qualification and selection to be in accordance with mutually agreeable criteria.

          6.4.3.    Distribution Revenues and Profit

               6.4.3.1. Customer shall sell Build Materials upon terms it shall set. From the gross selling price (net of returns, allowances, discounts, sales tax, bad debt, shipping and insurance), upon shipment and invoicing Customer will receive CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION and Spectra will receive CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. Customer will pay such 10% to Spectra within thirty (30) days following the end of each calendar quarter.

               6.4.3.2. Customer shall determine Net Profit by subtracting from gross selling price (as defined above) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION fee to Customer, CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION fee to Spectra, the cost to Customer of Build Materials and, if any, of intellectual property litigation.

               6.4.3.3. Such Net Profit, if any, shall be shared CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. Customer will pay Spectra its share within thirty (30) days following the end of each calendar quarter.

               6.4.3.4. Spectra may, at its option, elect to permit Customer to manufacture or procure Build Materials without any input from Spectra. Customer may also manufacture or procure Build Materials without any input from Spectra if Spectra is unable to obtain for Customer, Build Materials meeting predetermined specifications. In either such event, Customer shall pay Spectra CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of its gross selling price (on a net basis as defined in 6.4.3.1) from its sales of Build Materials during the term hereof, which shall be Spectra's sole compensation with respect to such Customer sale of Build Material.

               6.4.3.5. Together with payments to Spectra hereunder, Customer will provide adequate documentation in order for Spectra to ascertain that the payments by Customer are correctly calculated and made in accordance with the provisions of this Agreement.

          6.4.4. Customer may not knowingly sell Spectra Build Material for use other than in conjunction with Customer Products.

          6.4.5. Payment of the purchase price of the Build Materials shall be made to Spectra in sufficient time for Spectra to pay manufacturer without interest or penalty charges (i.e., no later than ten (10) days prior to payment being due from Spectra to manufacturer). Parties anticipate that Customer shall order directly from the manufacturer with payment through Spectra.

          6.4.6. Spectra warrants to Customer that it will pass on any manufacture's warranties it receives with respect to Build Materials.

7.   Exclusivity

     7.1. Subject to Customer meeting its obligations under this Section, Spectra agrees to exclusively supply Spectra Products for a period of seven (7) years from the Effective Date to Customer for use in the field of Rapid Prototyping. In the event Customer fails to meet its obligations (as set forth below), Spectra shall have the right to supply Spectra Products to others in the field of Rapid Prototyping. To maintain exclusivity, Customer agrees to:

          7.1.1. Pay to Spectra a fee of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION as follows:

               7.1.1.1. Within ten (10) days of Effective Date: CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

               7.1.1.2. Twelve months after the Effective Date: CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

               7.1.1.3. Eighteen months after the Effective Date: CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

               7.1.1.4.  Twenty-four months after the Effective Date:
                         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

               7.1.1.5. Thirty months after the Effective Date: CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

          7.1.2.    Maintain the following minimum purchase quantities of
                    Printheads:

               7.1.2.1. Year four: CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Printheads;

               7.1.2.2. Year five: CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Printheads;

               7.1.2.3  Year six: CONFIDENTIAL INFORMATION OMITTED AND FILED
                         SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Printheads;

               7.1.2.4. Year seven: CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Printheads.

          7.1.3. Customer may cure shortfalls in Printhead purchase of up to 25% by contracting with Spectra for development work which has a price equal or greater than the shortfall.

          7.1.4. Spectra shall not have the right to supply Spectra Products to others for use in the field of Rapid Prototyping unless:

               7.1.4.1.  Customer has failed to meet its obligations under
                         7.1.1 or 7.1.2 and;

               7.1.4.2. Spectra has notified Customer in writing of the failure and;

               7.1.4.3. Customer has not cured the failure within thirty (30) days of being so notified.

          7.1.5. Subject to the payment of fees by Customer in accordance with Section 7 1.1, Spectra agrees to use said fees for the continued development of CONFIDENTIAL INFORMATION OMITTED

                    AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ink jet printheads along the lines illustrated in Exhibit 1. Such development work is aimed at lower cost, CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, otherwise known as EDGE-SHOOTERS.

               7.1.5.1. In the event that Customer determines in good faith after the twelve month period defined in Section
                         7.1.1.2 (i.e. at the beginning of Year 2) that the development activities referred to in Section 7.1.5 are of no commercial use to Customer in Rapid Prototyping, Customer and Spectra shall negotiate in good faith on other development activities (which are of mutual commercial interest in Rapid Prototyping) on which up to 50% of the fees paid under Section 7.1.1.2 through 7.1.1.5 are spent by Spectra.

8.   Representations and Warranties.

     8.1. Representations and Warranties of Spectra. Spectra hereby represents and warrants that as of October 3, 1994 hereof:

          8.1.1. it has the full right, interest and authority to enter into and perform its obligations under this Agreement;

          8.1.2. it has not entered, and in the future shall not enter, into any written or oral agreements inconsistent or in conflict with any provision of this Agreement: and

          8.1.3. Spectra is the owner of or otherwise authorized to use the System Technology;

          8.1.4. The payments of one-time fees and running royalties set forth in Section 4.4.2 are in an amount equal to that amount payable by Spectra to third party licensors, and are not retained by Spectra, but are passed through to such licensors (i.e., the companies named in Section 4.3).

               NOTWITHSTANDING THE FOREGOING, SPECTRA MAKES NO WARRANTY, EXPRESS OR IMPLIED, THAT THE DEVELOPMENT EFFORT BY IT HEREUNDER WILL BE SUCCESSFUL.

     8.2. CUSTOMER WARRANTIES. Customer hereby represents and warrants that as of October 3, 1994:

          8.2.1. it has the full right, interest and authority, to enter into and perform its obligations under this Agreement;

          8.2.2. it has not entered, and in the future shall not enter, into any written or oral agreements inconsistent or in conflict with any provision of this Agreement; and

          8.2.3. Customer is the owner of, or otherwise authorized to use, the Customer Patents and Customer Base Technology.

9.   Ownership.

     9.1. OWNERSHIP. The Parties hereby acknowledge and agree that, except as otherwise expressly provided herein: (i) Spectra owns, or shall own, all right, title and interest in and to any and all System Technology and Spectra Program Technology; (ii) Customer owns, or shall own, all right, title and interest in and to any and all Customer Base Technology and Customer Program Technology: (iii) the Parties shall jointly own in perpetuity all right, title and interest in and to any and all Joint Developments, subject to the rights granted and to be granted under Section 5 hereof.

10.  Term and Termination.

     10.1. TERM. The term of this Agreement (the "Term") shall commence as of October 3, 1994 and, unless sooner terminated pursuant to the terms hereof, continue in full force and effect for seven (7) years from the Effective Date.

     10.2.     TERMINATION.  This Agreement may be terminated as follows:

          10.2.1. by either Party at any time if the other Party has breached any material provision contained in this Agreement and such breach has not been cured within thirty (30) days of receipt of written notice thereof;

          10.2.2. if either Party files for reorganization under the Bankruptcy Act or it is adjudicated a bankrupt, or if a receiver is appointed for either Party's business or if either Party makes an assignment for the benefit of creditors or if an involuntary bankruptcy petition is brought against either Party and has not been discharged within 30 days of the date on which it was brought, then the other Party shall, without further notice, have the immediate right to terminate this Agreement; or

          10.2.3.   by Customer for any reason or its convenience upon thirty
                    (30) days written notice to Spectra.

     10.3. SURVIVAL; EFFECT OF TERMINATION. Termination of the Agreement shall be without prejudice to any other remedies of either Party hereunder. In the event of a termination of this Agreement for any reason, Sections 8.1, 8.2, 9.1, 10.3, 11.1, 12 (as provided in Section 12.8 ), 13.1 and 14.9 hereof shall survive and continue in full force and effect. In the event of termination by Customer under 10.2.3 above or in the event of termination by Spectra because of a breach by Customer (pursuant to 10.2.1), the license in Section 4.1.2 shall survive and become non-exclusive, the licenses granted to Customer under Sections 4.1 and 4.2 shall become non-exclusive. In the event of termination by Customer because of breach by Spectra, the license granted in Sections 4.1 and 4.2 shall survive and become non-exclusive. Customer's obligation to pay all amounts payable to Spectra hereunder including, without limitation, the Development Fees and all other expenses relating to the Work performed through the date of termination, and Spectra's obligation to deliver all Deliverables as of the date of termination, shall survive the termination of this Agreement for any reason.

11.  Arbitration.

     11.1. ARBITRATION. Any disputes hereunder shall be settled by binding arbitration conducted in accordance with the Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Unless otherwise agreed, the arbitration shall be held in Boston, Massachusetts before a single arbitrator, mutually agreeable to the Parties; provided, however, that if the Parties cannot agree upon a single arbitrator within thirty (30) days following notice by one of the Parties to the other Party that it wishes to commence arbitration under this Section 11.1 arbitration shall be held before a panel of three arbitrators, one selected by Customer, one selected by Spectra, and the third selected by the two arbitrators chosen by the Parties. The Parties shall each pay half of the costs of arbitration. The arbitrators shall not award any punitive, exemplary, or other amounts in excess of actual damages. The arbitrators' decisions shall be final and binding upon the Parties. This arbitration is the exclusive procedure for dispute remediation of this Agreement.

12.  Confidentiality.

     12.1. CONFIDENTIALITY. Each Party shall maintain the confidentiality of any Confidential Information it receives from the other Party, and, except as expressly permitted in this Agreement, shall not disclose any such Confidential Information to third parties. The Party receiving Confidential Information from the other Party shall use at least the same degree of care to maintain its confidentiality as it uses to maintain its own Confidential Information.

     12.2. NO USE WITHOUT CONSENT. The receiving Party shall not, except in connection with this Agreement, directly or indirectly use Confidential Information of the disclosing Party without the prior written consent of such disclosing Party.

     12.3. EXCEPTIONS. Notwithstanding the definition of Confidential Information or any other provision of this Agreement, a receiving Party shall not be required to treat any information received from the other Party as Confidential Information if and to the extent the receiving Party can establish by documentary evidence that: (i) such information is or becomes generally known or available by publication, commercial use or otherwise;
               (ii) such information was known by the receiving Party at the time of disclosure by the other Party and was not subject to any obligation of confidence; (iii) such information is rightfully communicated to the receiving Party by a third Party free of any obligation of confidence; or (iv) such information was developed by employees or agents of the receiving Party independently of and without reference to Confidential Information of the other Party.

     12.4. DISCLOSURE PURSUANT TO JUDICIAL OR GOVERNMENTAL REQUEST. In the event that the receiving Party is ordered to disclose the other Party's Confidential Information pursuant to a judicial or governmental request, requirement or order, such receiving Party shall promptly, and in any event prior to disclosure, notify the disclosing Party and take reasonable steps to assist such disclosing Party in contesting such request, requirement or order or in otherwise protecting that Party's rights.

     12.5. EXPORT. Neither Party will export any Confidential Information of the other Party except as permitted by the laws and regulations of the United States and with the prior written consent of the disclosing Party.

     12.6. INJUNCTIVE RELIEF. Each Party hereby acknowledges that unauthorized disclosure or use of Confidential Information of the other Party could cause irreparable harm and significant injury that may be difficult or impossible to quantify. Accordingly, a disclosing Party shall have the might to seek and obtain immediate injunctive relief from breaches of the provisions of this Section 12, in addition to any other rights and remedies it may have.

     12.7. THIRD PARTY AGREEMENTS. Spectra shall permit an individual(s) designated by Customer and approved by Spectra and bound by
               Section 12.1 hereof to review Spectra's agreements with the companies described in Section 4.2 hereof within thirty (30) days following the execution hereof (unless previously reviewed by such individual(s)).

     12.8. SURVIVAL; EXPIRATION. The provisions of this Section 12 shall survive the expiration or termination of this Agreement for a period of five (5) years.

13.  Force Majeure.

     13.1. FORCE MAJEURE. Neither Party shall be responsible to the other for failure to perform any of its obligations hereunder, provided such failure shall be caused by an act of God, war, riot, fire, explosion, flood, sabotage, inability to obtain fuel or power, governmental laws, regulations or orders, failure or destruction in whole or in part of machinery or equipment, or any other cause beyond the reasonable control of either Party, or labor trouble, strikes, lockout or injunction (whether or not such labor event is within the reasonable control of either Party). Agreed upon delivery schedules shall be considered extended to a period of time not to exceed to the time lost because of any delay excusable under this provision, except that the offending Party shall use its reasonable efforts to minimize such delays.

14.  General.

     14.1. ENTIRE AGREEMENT; WAIVERS. This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter. No waiver of any provision of the Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed
               (i) in the case of a waiver by Spectra, by Customer and (ii) in the case of a waiver by Customer, by Spectra.

     14.2. AMENDMENT OR MODIFICATION. The Parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by Spectra and Customer.

     14.3. INDEPENDENT CONTRACTORS. The Parties agree that with respect to the business arrangement contemplated herein they shall both be acting as independent contractors and nothing herein contained or contained in this Agreement shall constitute the Parties as entering into a joint venture nor shall constitute either Party as the agent for the other for any purposes whatsoever.

     14.4. SEVERABILITY. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     14.5. ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by either Party except to a third party in connection with the sale of all or substantially all the assets and business of the assigning Party or to a third party in connection with a merger or consolidation of the assigning Party with such acquiring Party that results in the exchange of a majority of the outstanding shares of the assigning Party for securities or other consideration issued or paid by such acquiring Party. Notwithstanding the forgoing, Customer shall have the right to assign this Agreement to a purchaser of its Rapid Prototyping product line.

     14.6. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by telecopier (with a subsequent confirmation by mail), Federal Express (or similar courier service), or registered or certified mail, postage prepaid, addressed as follows:

               If to Spectra, to it at:

                    Spectra, Inc.
                    68C Etna Road
                    Hanover, New Hampshire 03755
                    Facsimile Number: 603-643-5430
                    Attention:     Robert G. Rosenblum
                                   Chief Financial Officer

               If to Customer, to it at:

                    3D Systems Corporation
                    26081 Avenue Hall
                    Valencia, CA 91355
                    Attention:     President

          Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the dated delivered, if delivered personally, (b) two business days after being sent by Federal Express or a similar courier service, if sent by Federal Express or such similar courier service, (c) one business day after being delivered, if delivered by telecopier and (d) three business days after being sent, if sent by registered or certified mail. Each of the Parties hereto shall be entitled to specify a different address by giving notice as aforesaid to the other Party.

     14.7. HEADINGS, ETC. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, and not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the Partes, and no rule of strict construction shall be applied against either Party.

     14.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     14.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed in and to be performed, in that state, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.

SPECTRA, INC.



By: /s/                                                       on 4/27/95
    ---------------------------------------------------------    ------------

its duly authorized CEO
                    -----------------------------------------


3D SYSTEMS INC.



By: /s/ Arthur B. Sims                                         on 4/26/95
    ----------------------------------------------------------    -----------
its duly authorized CEO
                    -------------------------------------------


                          SPECTRA, INC. AND 3D SYSTEMS, INC.
                       LICENSE, DEVELOPMENT, AND OEM AGREEMENT
                              SCHEDULE 1: SPECIFICATIONS



                          SPECTRA, INC. AND 3D SYSTEMS, INC.
                       LICENSE, DEVELOPMENT, AND OEM AGREEMENT
                              SCHEDULE 2: DEVELOPMENT PROGRAM


DELIVERABLE                             PARTY     DUE       PAYMENT
-------------------------------------   -------   -------   ------------
Specify formulation CONFIDENTIAL        3D        17 Jan.
INFORMATION OMITTED AND FILED                     95
SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Preliminary identification of 3         Both      22 Feb.
manufactures                                      95
-------------------------------------   -------   -------   ------------
RFQ's to qualified suppliers.           Both      28 Feb.   CONFIDENTIAL
Confidentiality in place.                         95        INFORMATION
                                                            OMITTED AND FILED
                                                            SEPARATELY WITH THE
                                                            SECURITIES AND
EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Complete reliability and compatibility  Spectra   28 Feb.   CONFIDENTIAL
study of CONFIDENTIAL INFORMATION                 95        INFORMATION
OMITTED AND FILED SEPARATELY WITH THE                       OMITTED AND FILED
SECURITIES AND EXCHANGE COMMISSION                          SEPARATELY WITH THE

                                                            SECURITIES AND
EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Place Alpha test order for              Both      15 Mar.   CONFIDENTIAL
CONFIDENTIAL INFORMATION OMITTED AND              95        INFORMATION
FILED SEPARATELY WITH THE SECURITIES                        OMITTED AND FILED
AND EXCHANGE COMMISSION w/mutually                          SEPARATELY WITH THE
agreed supplier (500lb)                                     SECURITIES AND
                                                            EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Complete reliability and compatibility  Spectra   15 May    CONFIDENTIAL
study of CONFIDENTIAL INFORMATION                 95        INFORMATION
OMITTED AND FILED SEPARATELY WITH THE                       OMITTED AND FILED
SECURITIES AND EXCHANGE COMMISSION                          SEPARATELY WITH THE
                                                            SECURITIES AND
                                                            EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Complete process evaluation of          3D        15 May
CONFIDENTIAL INFORMATION OMITTED AND              95
FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Complete process evaluation (Beta)      Both      15 May
units                                             95
-------------------------------------   -------   -------   ------------
Specify CONFIDENTIAL INFORMATION        3D        15 May
OMITTED AND FILED SEPARATELY WITH THE             95
SECURITIES AND EXCHANGE COMMISSION
formulation
-------------------------------------   -------   -------   ------------
Complete reliability and compatibility  Spectra   15 June   CONFIDENTIAL
study of CONFIDENTIAL INFORMATION                 95        INFORMATION
OMITTED AND FILED SEPARATELY WITH THE                       OMITTED AND FILED
SECURITIES AND EXCHANGE COMMISSION                          SEPARATELY WITH THE
                                                            SECURITIES AND
                                                            EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Complete evaluation of commercial       Spectra   1 Jun.
order of CONFIDENTIAL INFORMATION                 95
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
CONFIDENTIAL INFORMATION OMITTED AND    Both      15 Jun.
FILED SEPARATELY WITH THE SECURITIES              95
AND EXCHANGE COMMISSION ready for
evaluation units
-------------------------------------   -------   -------   ------------
Place Alpha test order for              Both      01 July
CONFIDENTIAL INFORMATION OMITTED AND              95
FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION w/mutually
agreed supplier
-------------------------------------   -------   -------   ------------
Complete reliability and compatibility  Spectra   30 July   CONFIDENTIAL
study of CONFIDENTIAL INFORMATION                 95        INFORMATION
OMITTED AND FILED SEPARATELY WITH THE                       OMITTED AND FILED

SECURITIES AND EXCHANGE COMMISSION                          SEPARATELY WITH THE
                                                            SECURITIES AND
                                                            EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Complete process evaluation of          3D        30 July
CONFIDENTIAL INFORMATION OMITTED AND              95
FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Place commercial order for              Both      01 Aug.
CONFIDENTIAL INFORMATION OMITTED AND              95
FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Specify CONFIDENTIAL INFORMATION        3D        15 Aug.
OMITTED AND FILED SEPARATELY WITH THE             95
SECURITIES AND EXCHANGE COMMISSION
formulation
-------------------------------------   -------   -------   ------------
Complete reliability and compatibility  Spectra   15 Sept.  CONFIDENTIAL
study of CONFIDENTIAL INFORMATION                 95        INFORMATION
OMITTED AND FILED SEPARATELY WITH THE                       OMITTED AND FILED
SECURITIES AND EXCHANGE COMMISSION                          SEPARATELY WITH THE
                                                            SECURITIES AND
                                                            EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Place Alpha test order for              Both      01 Oct.
CONFIDENTIAL INFORMATION OMITTED AND              95
FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION w/mutually
agreed supplier
-------------------------------------   -------   -------   ------------
Complete reliability and compatibility  Spectra   15 July   CONFIDENTIAL
study of CONFIDENTIAL INFORMATION                 95        INFORMATION
OMITTED AND FILED SEPARATELY WITH THE                       OMITTED AND FILED
SECURITIES AND EXCHANGE COMMISSION                          SEPARATELY WITH THE
                                                            SECURITIES AND
                                                            EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Complete process evaluation of          3D        01 Dec.
CONFIDENTIAL INFORMATION OMITTED AND              95
FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------
Place commercial order for              Both      15 Dec.
CONFIDENTIAL INFORMATION OMITTED AND              95
FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION
-------------------------------------   -------   -------   ------------


                           SPECTRA, INC. AND 3D SYSTEMS, INC.
                        LICENSE, DEVELOPMENT, AND OEM AGREEMENT
                             SCHEDULE 3: HARDWARE PRICING


PART NUMBER         DESCRIPTION         ORDER QTY.          UNIT PRICE
-----------------   -----------------   -----------------   -----------------
638-HEAD-32195      Commercial          CONFIDENTIAL        CONFIDENTIAL
                    Printhead           INFORMATION         INFORMATION
                                        OMITTED AND FILED   OMITTED AND FILED
                                        SEPARATELY WITH     SEPARATELY WITH
                                        THE SECURITIES      THE SECURITIES
                                        AND EXCHANGE        AND EXCHANGE
                                        COMMISSION          COMMISSION

638-OHS-32195       Reservoir           CONFIDENTIAL        CONFIDENTIAL
                    Assembly            INFORMATION         INFORMATION
                                        OMITTED AND FILED   OMITTED AND FILED
                                        SEPARATELY WITH     SEPARATELY WITH
                                        THE SECURITIES      THE SECURITIES
                                        AND EXCHANGE        AND EXCHANGE
                                        COMMISSION          COMMISSION

PR200-1OUT-638-     Regulator           CONFIDENTIAL        CONFIDENTIAL
32195               Assembly            INFORMATION         INFORMATION
                                        OMITTED AND FILED   OMITTED AND FILED
                                        SEPARATELY WITH     SEPARATELY WITH
                                        THE SECURITIES      THE SECURITIES
                                        AND EXCHANGE        AND EXCHANGE
                                        COMMISSION          COMMISSION

UM-008              Umbilical Ink       CONFIDENTIAL        CONFIDENTIAL
                    Tube                INFORMATION         INFORMATION
                                        OMITTED AND FILED   OMITTED AND FILED
                                        SEPARATELY WITH     SEPARATELY WITH
                                        THE SECURITIES      THE SECURITIES
                                        AND EXCHANGE        AND EXCHANGE
                                        COMMISSION          COMMISSION


                        SPECTRA, INC. AND 3D SYSTEMS, INC.
                     LICENSE, DEVELOPMENT, AND OEM AGREEMENT
                              SCHEDULE 4: PATENTS

                                                                Exhibit 1


                  [Illustration of Jet Printheads in Development]